Exhibit 99.1

U.S. Energy Corp. Announces Continued Listing Plan Accepted by Nasdaq

DENVER, CO – November 7, 2017 --- U.S. Energy Corp. (NASDAQCM: USEG) U.S. Energy Corp. (the "Company") announced that on November 3, 2017, the Company received a notification letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that Nasdaq has determined to allow continued listing of the Company’s common stock on the Nasdaq Stock Market due to the Company’s bid price having closed above $1.00 for the prior ten consecutive trading days, subject to the following: on or before November 15, 2017, the Company must have evidenced a closing bid price of $1.00 or more for a minimum of 20 prior consecutive trading days. Should the Company fail to meet this requirement, it shall provide Nasdaq with an updated commitment and timeline for implementing a reverse stock split so as to ensure compliance no later than January 15, 2018.

On October 31, 2017 the Company filed a Definitive Proxy Statement on Schedule 14A which will be mailed to shareholders on or about November 17, 2017 for a special meeting of the Company to be held December 27, 2017. The purpose of the special meeting is to, among other things, obtain shareholder approval of an amendment to the Company’s articles of incorporation to implement a reverse stock split of the Company’s outstanding common stock at a reverse split ratio of 1-for-5. A reverse stock split will increase the trading price of the Company’s common stock above $1.00 per share and, accordingly, should allow the Company to maintain its listing on Nasdaq. If approved by the shareholders, implementation of such reverse stock split will be subject to the discretion of the Company’s board of directors. If the Company meets Nasdaq’s listing requirements prior to the special meeting the board of directors in its discretion, may elect not to effect the reverse stock split.

About U.S. Energy Corp.

We are an independent energy company focused on the lease acquisition and development of oil and gas producing properties in the continental United States. Our business is currently focused in the Williston Basin of North Dakota and South Texas. We continue to focus on increasing production, reserves, and cash flow from operations while pro-actively managing our debt levels. More information about U.S. Energy Corp. can be found at www.usnrg.com.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of the securities laws. All statements other than statements of historical facts included herein may constitute forward-looking statements. Forward-looking statements in this document may include statements regarding the Company’s expectations regarding the Company’s operational, exploration and development plans; expectations regarding the nature and amount of the Company’s reserves; and expectations regarding production, revenues, cash flows and recoveries. When used in this press release, the words "will," "potential," "believe," "estimate," "intend," "expect," "may," "should," "anticipate," "could," "plan," "predict," "project," "profile," "model," or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in oil and natural gas prices, uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company’s oil and natural gas production, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission.

Corporate Contact:

U.S. Energy Corp.

Ryan Smith

Chief Financial Officer

(303) 993-3200

www.usnrg.com